Exhibit 99.1

Contacts:

Raymond Jones	Katie Curnutte

Investor Relations	Public Relations

206-470-7137	press@zillow.com

ir@zillow.com

ZILLOW GROUP REPORTS THIRD QUARTER 2016 RESULTS

•	Record Revenue of $224.6 million increased 35% year-over-year, excluding revenue from Market Leader, which was divested in the third quarter of 2015.

•	Marketplace Revenue of $206.9 million increased 45% year-over-year, excluding revenue from Market Leader.

•	Record GAAP net income of $6.8 million increased 126% year-over-year; Adjusted EBITDA of $59.5 million increased 102% year-over-year.

•	More than 164 million average monthly unique users visited Zillow Group consumer brands Zillow®, Trulia®, StreetEasy®, HotPads® and Naked Apartments® during the quarter.

•	Zillow Group captured nearly three quarters of total market share for the mobile-only real estate category.

SEATTLE – November 1, 2016 – Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and web, today announced its consolidated financial results for the three months ended September 30, 2016.

“Our third-quarter performance was terrific,” said Zillow Group CEO Spencer Rascoff. “We delivered another quarter of record revenue, and Adjusted EBITDA exceeded our expectations. Traffic to Zillow Group’s mobile apps and websites increased year-over-year and revenue growth in our Premier Agent marketplace accelerated. With all of our marketplaces performing strongly, we expect to end 2016 in a strong position to continue executing on our strategic priorities.”

Third Quarter 2016 Financial Highlights

•	Revenue increased 35% to $224.6 million from $165.8 million in the third quarter of 2015, excluding revenue from Market Leader, which was divested in the third quarter of 2015.

•	Marketplace Revenue increased 45% to $206.9 million from $142.3 million in the third quarter of 2015, excluding revenue from Market Leader.

•	Premier Agent Revenue increased 33% to $158.3 million from $119.4 million in the third quarter of 2015.

•	Other Real Estate Revenue[1] increased 182% to $28.8 million from $10.2 million in the third quarter of 2015.

•	Mortgages Revenue increased 57% to $19.8 million from $12.6 million in the third quarter of 2015.

•	Display Revenue decreased 25% to $17.7 million from $23.5 million in the third quarter of 2015. The decrease is primarily a result of the company’s strategy to deemphasize display advertising and improve the user experience.

•	Record GAAP net income was $6.8 million, or 3% of Revenue, in the third quarter of 2016, compared to GAAP net loss of $26.0 million, or 15% of Revenue, in the same period last year.

•	Adjusted EBITDA was $59.5 million in the third quarter of 2016, or 26% of Revenue, which was an increase from $29.5 million, or 17% of Revenue, in the third quarter of 2015.

Operating and Business Highlights

•	More than 164 million average monthly unique users visited Zillow Group consumer brands Zillow, Trulia, StreetEasy, HotPads and Naked Apartments during the third quarter of 2016, an increase of 16% year-over-year.

•	Zillow Group’s market share in September 2016 was nearly two-thirds of the total online real estate category.[2]

•	Zillow Group’s mobile-only market share is even larger, capturing nearly three quarters of the category.[2]

•	Leads to Zillow Group Premier Agent® Advertisers for the third quarter of 2016 grew nearly 40% year-over-year to 4.6 million.

•	The Premier Agent marketplace continues to accelerate as top performing agents realize the benefits of advertising on Zillow Group’s mobile applications and websites.

•	Total sales to Premier Agent Advertisers who have been customers for more than one year increased 59% year-over-year.

•	Sales to existing Premier Agent Advertisers accounted for 71% of total bookings.

•	Premier Agent Advertisers who spend more than $5,000 per month:

•	Increased 80% year-over-year on a total dollar basis.

•	Increased 79% year-over-year in the number of agent advertisers.

[1]	Other Real Estate Revenue includes agent services, dotloop, StreetEasy, Naked Apartments, rentals and other offerings to endemic advertisers that are not traditional display advertising.
[2]	comScore Media Metrix Multi-Platform, September 2016, U.S.

Business Outlook — Fourth Quarter and Full Year 2016

For full year 2016, Zillow Group is raising its Revenue outlook to the range of $837 million to $842 million. The 2016 Revenue outlook represents a 30% year-over-year increase at the midpoint of the guidance range, compared to a 24% increase from 2014 to 2015, on a pro forma basis and excluding revenue from Market Leader, which was divested in 2015. For full year 2016, Zillow Group is raising its Adjusted EBITDA outlook to the range of $136 million to $141 million (excluding the impact of a $130.0 million litigation settlement), which represents 16% of Revenue at the midpoint of the guidance range.

The following table presents Zillow Group’s business outlook for the periods presented (in millions):

Zillow Group Outlook as of November 1, 2016	Three Months Ending December 31, 2016	Year Ending December 31, 2016
(in millions)
Revenue	$218 to $223	$837 to $842
Premier Agent revenue	$161 to $163	$601 to $603
Display revenue	$14 to $15	$66 to $67
Operating expenses	$225 to $230	***
Adjusted EBITDA (1)	$46 to $51	$136 to $141
Depreciation and amortization	$27 to $29	$102 to $104
Share-based compensation expense	$25 to $27	$106 to $108
Capital expenditures	***	$46 to $48
Weighted average shares outstanding — basic	180.5 to 182.5	179.5 to 181.5
Weighted average shares outstanding — diluted	189.5 to 191.5	188.5 to 190.5

***	Outlook not provided

(1)	Forecasted Adjusted EBITDA for the year ending December 31, 2016 in the table above excludes the impact of a $130.0 million litigation settlement. Including the impact of the $130.0 million litigation settlement, forecasted Adjusted EBITDA for the year ending December 31, 2016 is $8.5 million at the midpoint of the guidance range. A reconciliation of forecasted Adjusted EBITDA (including the impact of the $130.0 million litigation settlement) to forecasted net loss is provided below in this press release.

Conference Call and Webcast Information

Zillow Group’s CEO Spencer Rascoff and CFO Kathleen Philips will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A copy of management’s prepared remarks will be made available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com/results.cfm prior to the live conference call and webcast to allow analysts and investors additional time to review the details of the results.

Zillow Group’s management will first read the prepared remarks and then answer questions from dialed-in participants, in addition to those submitted via Twitter® during the live conference call. Questions can be submitted to the @ZillowGroup Twitter® handle using #ZEarnings.

A link to the live webcast of the conference call will be available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com/results.cfm. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally, with conference ID# 90568270. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow Group, Inc.’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook, strategic priorities, and operational plans for 2016. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the impact of the real estate industry on Zillow Group’s business; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to increase awareness of the Zillow Group brands; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to certain pro forma financial results, Adjusted EBITDA and non-GAAP net income (loss) per share, all of which are non-GAAP financial measures. We have provided a reconciliation of pro forma Adjusted EBITDA to pro forma net income (loss), Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and a reconciliation of net income (loss), adjusted, to net income (loss), as reported on a GAAP basis, and the calculations of non-GAAP net income (loss) per share — basic and diluted and pro forma weighted-average shares outstanding — basic and diluted, within this earnings release.

The pro forma financial results included in this press release, although helpful in illustrating the financial characteristics of Zillow Group under one set of assumptions, are not true historical financial results. They are provided for informational purposes and do not attempt to represent Zillow Group’s actual financial condition if the February 2015 acquisition of Trulia had been completed on the applicable dates of the financial statements presented herein, or to predict or suggest future results.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect acquisition-related costs;

•	Adjusted EBITDA does not reflect restructuring costs;

•	Adjusted EBITDA does not reflect the loss (gain) on divestiture of businesses;

•	Adjusted EBITDA does not reflect interest expense or other income;

•	Adjusted EBITDA does not reflect income taxes; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense, acquisition-related costs, restructuring costs, income taxes and the loss (gain) on divestiture of businesses. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs, restructuring costs, income taxes and the loss (gain) on divestiture of businesses facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group

Zillow Group (NASDAQ:Z) (NASDAQ:ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling, financing and home improvement. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads® and Naked Apartments®. In addition, Zillow Group works with tens of thousands of real estate agents, lenders and rental professionals, helping maximize business opportunities and connect to millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop®, Bridge Interactive™ and Retsly®. The company is headquartered in Seattle.

Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.

Zillow, Premier Agent, Mortech, StreetEasy, Retsly and HotPads are registered trademarks of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, Inc. Bridge Interactive is a trademark of Bridge Interactive Group, LLC.

Twitter is a registered trademark of Twitter, Inc.

(ZFIN)

Pro Forma Financial Information

Certain financial information for the three and nine month periods ended September 30, 2015 is presented below on a pro forma basis. Pro forma results exclude items described in the reconciliation tables below and assume the February 2015 acquisition of Trulia occurred on January 1, 2014, the beginning of the comparable reporting period for the year prior to the year of acquisition. The pro forma results are presented in order to provide additional insights into the underlying trends in the business. Reported results were prepared in accordance with U.S. generally accepted accounting principles (GAAP) unless otherwise noted.

The following table presents certain prior period pro forma financial information with the as-reported financial information for the three and nine month periods ended September 30, 2016 (in thousands, except per share data, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016 (1)	2015 (2)	2016 (1)	2015 (3)
Pro forma revenue	$224,592	$176,765	$618,977	$510,565
Pro forma net income (loss)	$6,807	$(21,393)	$(196,947)	$(65,978)
Pro forma net income (loss) per share — basic and diluted	$0.04	$(0.12)	$(1.10)	$(0.38)
Pro forma weighted-average shares outstanding — basic	180,583	177,098	179,577	175,900
Pro forma weighted-average shares outstanding — diluted	189,661	177,098	179,577	175,900

Other Financial Data:
Pro forma Adjusted EBITDA (4)	$59,463	$29,477	$(39,923)	$75,017

(1)	The financial information for the three and nine month periods ended September 30, 2016 is presented on an as-reported basis.

(2)	The pro forma net loss for the three months ended September 30, 2015 includes pro forma adjustments for $3.4 million to eliminate restructuring costs associated with the acquisition of Trulia reflected in the historical financial statements and $1.2 million to eliminate direct and incremental acquisition-related costs reflected in the historical financial statements.

(3)	The pro forma net loss for the nine months ended September 30, 2015 includes pro forma adjustments for $49.1 million to eliminate direct and incremental acquisition-related costs reflected in the historical financial statements, $37.3 million to eliminate share-based compensation expense attributable to substituted equity awards and to record additional share-based compensation expense attributable to substituted equity awards, $35.3 million to eliminate restructuring costs associated with the acquisition of Trulia reflected in the historical financial statements, $2.4 million to record additional amortization expense for acquired intangible assets and $1.1 million to eliminate Trulia’s historical amortization of capitalized website development costs.

(4)	See below for a reconciliation of pro forma Adjusted EBITDA to pro forma net income (loss). For the nine month period ended September 30, 2016, Adjusted EBITDA includes the impact of a $130.0 million litigation settlement. Adjusted EBITDA for the nine month period ended September 30, 2016 also includes $28.8 million in related legal costs.

The basic and diluted pro forma net loss per share is based on the weighted-average number of shares of Zillow Group common stock and Class C capital stock outstanding for the period presented and adjusted for the number of shares of Class A common stock issued in connection with the February 2015 acquisition of Trulia, assuming for the purposes of the unaudited pro forma condensed combined statements of operations that the closing date of the acquisition was January 1, 2014. The calculation of the number of shares used in the computation of pro forma basic and diluted net loss per share is as follows (in thousands, unaudited):

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Weighted-average shares outstanding — basic and diluted (1)	125,318	124,120
Class A common stock issued in connection with the acquisition of Trulia	51,780	51,780

Pro forma weighted-average shares outstanding — basic and diluted	177,098	175,900

(1)	Amounts exclude shares of Zillow Group Class A common stock issued in connection with the acquisition of Trulia.

The following table presents a reconciliation of pro forma Adjusted EBITDA to pro forma net loss for the three and nine month periods ended September 30, 2015. For ease of year-over-year comparison, this pro forma financial information is presented with financial information for the three and nine month periods ended September 30, 2016, which is presented on an as-reported basis (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016(1)	2015	2016(1)	2015
Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income (Loss):
Pro forma net income (loss)	$6,807	$(21,393)	$(196,947)	$(65,978)
Pro forma other income	(561)	(366)	(1,995)	(1,118)
Pro forma depreciation and amortization expense	25,495	19,584	74,852	59,865
Pro forma share-based compensation expense	27,285	28,015	81,152	75,472
Pro forma acquisition-related costs	93	757	890	757
Loss (gain) on divestiture of businesses	(1,251)	4,143	(1,251)	4,143
Pro forma interest expense	1,595	1,590	4,740	4,729
Pro forma income tax benefit	—	(2,853)	(1,364)	(2,853)

Pro forma Adjusted EBITDA	$59,463	$29,477	$(39,923)	$75,017

(1)	The financial information for the three and nine month periods ended September 30, 2016 is presented on an as-reported basis. For the nine month period ended September 30, 2016, Adjusted EBITDA includes the impact of a $130.0 million litigation settlement. Adjusted EBITDA for the nine month period ended September 30, 2016 also includes $28.8 million in related legal costs.

The following table presents our pro forma revenue by type for the nine months ended September 30, 2015. For ease of year-over-year comparison, the pro forma financial information is presented with financial information for the three and nine month periods ended September 30, 2016, which is presented on an as-reported basis (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016(1)	2015(1)	2016(1)	2015
Pro Forma Revenue:
Pro forma Marketplace revenue:
Premier Agent	$158,322	$119,448	$439,957	$341,790
Other real estate	28,799	10,214	72,847	23,826
Mortgages	19,775	12,624	54,621	32,967
Market Leader	—	10,957	—	37,068

Total pro forma Marketplace revenue	206,896	153,243	567,425	435,651
Pro forma Display revenue	17,696	23,522	51,552	74,914

Total pro forma revenue	$224,592	$176,765	$618,977	$510,565

(1)	The financial information for the three months ended September 30, 2015 and for the three and nine month periods ended September 30, 2016 is presented on an as-reported basis.

Reported Consolidated Results

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$190,760	$229,138
Short-term investments	253,845	291,151
Accounts receivable, net	39,939	29,789
Prepaid expenses and other current assets	17,238	24,016

Total current assets	501,782	574,094
Restricted cash	1,053	3,015
Property and equipment, net	94,045	85,523
Goodwill	1,923,480	1,909,167
Intangible assets, net	537,177	558,881
Other assets	6,967	5,020

Total assets	$3,064,504	$3,135,700

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$6,697	$3,361
Accrued expenses and other current liabilities	34,745	43,047
Accrued compensation and benefits	24,611	11,392
Deferred revenue	27,005	21,450
Deferred rent, current portion	1,236	1,172

Total current liabilities	94,294	80,422
Deferred rent, net of current portion	13,991	13,743
Long-term debt	230,000	230,000
Deferred tax liabilities and other long-term liabilities	134,513	132,482

Total liabilities	472,798	456,647
Shareholders’ equity:
Class A common stock	5	5
Class B common stock	1	1
Class C capital stock	12	12
Additional paid-in capital	3,065,042	2,956,111
Accumulated other comprehensive income (loss)	198	(471)
Accumulated deficit	(473,552)	(276,605)

Total shareholders’ equity	2,591,706	2,679,053

Total liabilities and shareholders’ equity	$3,064,504	$3,135,700

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$224,592	$176,765	$618,977	$475,307
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	18,254	16,453	51,926	46,509
Sales and marketing (2)	92,794	82,044	290,810	229,272
Technology and development (2)	69,171	53,718	201,009	142,783
General and administrative (2)	37,690	42,672	271,159	124,506
Acquisition-related costs	93	1,988	890	16,144
Restructuring costs (2)	—	3,425	—	35,142
Loss (gain) on divestiture of businesses	(1,251)	4,143	(1,251)	4,143

Total costs and expenses	216,751	204,443	814,543	598,499

Income (loss) from operations	7,841	(27,678)	(195,566)	(123,192)
Other income	561	366	1,995	1,085
Interest expense	(1,595)	(1,590)	(4,740)	(3,900)

Income (loss) before income taxes	6,807	(28,902)	(198,311)	(126,007)
Income tax benefit	—	2,853	1,364	2,853

Net income (loss)	$6,807	$(26,049)	$(196,947)	$(123,154)

Net income (loss) per share — basic and diluted	$0.04	$(0.15)	$(1.10)	$(0.74)
Weighted-average shares outstanding — basic	180,583	177,098	179,577	166,986
Weighted-average shares outstanding — diluted	189,661	177,098	179,577	166,986

(1) Amortization of website development costs and intangible assets included in technology and development	$21,917	$16,405	$62,821	$45,304

(2) Includes share-based compensation expense as follows:
Cost of revenue	$1,524	$1,378	$4,370	$3,440
Sales and marketing	5,968	7,446	17,566	20,439
Technology and development	8,035	7,642	23,160	20,413
General and administrative	11,758	11,549	36,056	36,610
Restructuring costs	—	1,059	—	15,063

Total	$27,285	$29,074	$81,152	$95,965

Other Financial Data:
Adjusted EBITDA (3)	$59,463	$29,477	$(39,923)	$67,170

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net loss	$(196,947)	$(123,154)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of amounts assumed in connection with acquisitions:
Depreciation and amortization	74,852	54,031
Share-based compensation expense	81,152	80,902
Restructuring costs	—	19,206
Release of valuation allowance on certain deferred tax assets	(1,364)	(2,853)
Loss on disposal of property and equipment	3,416	1,007
Loss (gain) on divestiture of businesses	(1,360)	3,690
Bad debt expense	1,715	2,414
Deferred rent	312	2,635
Amortization of bond premium	1,171	2,090
Changes in operating assets and liabilities:
Accounts receivable	(11,770)	(4,009)
Prepaid expenses and other assets	5,197	7,849
Accounts payable	3,296	(8,394)
Accrued expenses and other current liabilities	(8,746)	6,132
Accrued compensation and benefits	13,016	(2,982)
Deferred revenue	5,645	(4,064)
Other long-term liabilities	(21)	4,088

Net cash provided by (used in) operating activities	(30,436)	38,588

Investing activities
Proceeds from maturities of investments	158,828	244,079
Purchases of investments	(126,986)	(227,223)
Proceeds from sales of investments	4,963	8,260
Decrease in restricted cash, net of amounts assumed in connection with an acquisition	1,962	207
Purchases of property and equipment	(45,732)	(39,594)
Purchases of intangible assets	(7,827)	(13,911)
Proceeds from divestiture of businesses	3,200	17,600
Cash acquired in acquisition, net	—	173,406
Cash paid for acquisitions, net	(16,319)	(104,192)

Net cash provided by (used in) investing activities	(27,911)	58,632

Financing activities
Proceeds from exercise of stock options	20,461	18,499
Value of equity awards withheld for tax liability	(492)	(7,945)

Net cash provided by financing activities	19,969	10,554
Net increase (decrease) in cash and cash equivalents during period	(38,378)	107,774
Cash and cash equivalents at beginning of period	229,138	125,765

Cash and cash equivalents at end of period	$190,760	$233,539

Supplemental disclosures of cash flow information
Cash paid for interest	$3,163	$3,163
Noncash transactions:
Value of Class A common stock issued in connection with an acquisition	$—	$1,883,728
Capitalized share-based compensation	$7,809	$8,071
Write-off of fully depreciated property and equipment	$11,585	$24,899

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$6,807	$(26,049)	$(196,947)	$(123,154)
Other income	(561)	(366)	(1,995)	(1,085)
Depreciation and amortization expense	25,495	19,584	74,852	54,031
Share-based compensation expense	27,285	28,015	81,152	80,902
Acquisition-related costs	93	1,988	890	16,144
Restructuring costs	—	3,425	—	35,142
Loss (gain) on divestiture of businesses	(1,251)	4,143	(1,251)	4,143
Interest expense	1,595	1,590	4,740	3,900
Income tax benefit	—	(2,853)	(1,364)	(2,853)

Adjusted EBITDA (1)	$59,463	$29,477	$(39,923)	$67,170

(1)	For the nine month period ended September 30, 2016, Adjusted EBITDA includes the impact of a $130.0 million litigation settlement. Adjusted EBITDA for the nine month period ended September 30, 2016 also includes $28.8 million in related legal costs.

The following table presents a reconciliation of forecasted Adjusted EBITDA to forecasted net loss for each of the periods presented (in thousands, unaudited):

	Three Months Ending December 31, 2016	Year Ending December 31, 2016
Reconciliation of Forecasted Adjusted EBITDA to Forecasted Net Loss:
Forecasted Net loss	$(6,400)	$(203,276)
Forecasted Other income	(700)	(2,800)
Forecasted Depreciation and amortization expense	28,000	103,000
Forecasted Share-based compensation expense	26,000	107,000
Forecasted Acquisition-related costs	—	890
Forecasted Loss (gain) on divestiture of businesses	—	(1,250)
Forecasted Interest expense	1,600	6,300
Forecasted Income tax expense (benefit)	—	(1,364)

Forecasted Adjusted EBITDA	$48,500	$8,500

Non-GAAP Net Income (Loss) per Share

The following table presents a reconciliation of net income (loss), adjusted, to net income (loss), as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share—basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss), as reported	$6,807	$(26,049)	$(196,947)	$(123,154)
Share-based compensation expense	27,285	28,015	81,152	80,902
Acquisition-related costs	93	1,988	890	16,144
Restructuring costs	—	3,425	—	35,142
Income tax benefit	—	(2,853)	(1,364)	(2,853)
Loss (gain) on divestiture of businesses	(1,251)	4,143	(1,251)	4,143

Net income (loss), adjusted	$32,934	$8,669	$(117,520)	$10,324

Non-GAAP net income (loss) per share — basic	$0.18	$0.05	$(0.65)	$0.06
Non-GAAP net income (loss) per share — diluted	$0.17	$0.05	$(0.65)	$0.06
Weighted-average shares outstanding — basic	180,583	177,098	179,577	166,986
Weighted-average shares outstanding — diluted	199,687	183,864	179,577	174,909

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Marketplace revenue:
Premier Agent	$158,322	$119,448	$439,957	$322,526
Other real estate	28,799	10,214	72,847	23,006
Mortgages	19,775	12,624	54,621	32,575
Market Leader	—	10,957	—	29,544

Total Marketplace revenue	206,896	153,243	567,425	407,651
Display revenue	17,696	23,522	51,552	67,656

Total revenue	$224,592	$176,765	$618,977	$475,307

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Percentage of Total Revenue:
Marketplace revenue:
Premier Agent	70%	68%	71%	68%
Other real estate	13%	6%	12%	5%
Mortgages	9%	7%	9%	7%
Market Leader	—	6%	—	6%

Total Marketplace revenue	92%	87%	92%	86%
Display revenue	8%	13%	8%	14%

Total revenue	100%	100%	100%	100%

Unique Users

The following table sets forth our average monthly unique users for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended September 30,		2015 to 2016 % Change
	2016	2015
	(in thousands)
Unique Users	164,526	142,121	16%

Unique users source: We measure Zillow unique users with Google Analytics and Trulia unique users with Omniture analytical tools.